File No. 70-8133

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      Amendment No. 16 (POST-EFFECTIVE) TO

                        FORM U-1 APPLICATION-DECLARATION

                                    UNDER THE

                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
          ------------------------------------------------------------

                       CENTRAL AND SOUTH WEST CORPORATION
                          1616 Woodall Rodgers Freeway
                                P. O. Box 660164
                               Dallas, Texas 75202

                                CSW ENERGY, INC.
                          1616 Woodall Rodgers Freeway
                                P. O. Box 660789
                               Dallas, Texas 75202

                             CSW DEVELOPMENT-I, INC.
                          1616 Woodall Rodgers Freeway
                                P. O. Box 660164
                               Dallas, Texas 75202

                                CSW ORANGE, INC.
                          1616 Woodall Rodgers Freeway
                                P. O. Box 660164
                               Dallas, Texas 75202

                     ORANGE COGENERATION LIMITED PARTNERSHIP
                          1616 Woodall Rodgers Freeway
                                P. O. Box 660164
                               Dallas, Texas 75202

                         ORANGE COGENERATION G.P., INC.
                          1616 Woodall Rodgers Freeway
                                P. O. Box 660164
                               Dallas, Texas 75202




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                         ORANGE COGENERATION GP II, INC.
                          1616 Woodall Rodgers Freeway
                                P. O. Box 660164
                               Dallas, Texas 75202

                               CSW ORANGE II, INC.
                          1616 Woodall Rodgers Freeway
                                P. O. Box 660164
                               Dallas, Texas 75202

                  (Names of companies filing this statement and
                    addresses of principal executive offices)
          ------------------------------------------------------------

                       CENTRAL AND SOUTH WEST CORPORATION
                 (Name of top registered holding company parent)
          ------------------------------------------------------------
                                 Wendy G. Hargus
                                    Treasurer
                       Central and South West Corporation
                          1616 Woodall Rodgers Freeway
                                P. O. Box 660164
                               Dallas, Texas 75202

                                 Terry D. Dennis
                                    President
                                CSW Energy, Inc.
                          1616 Woodall Rodgers Freeway
                                P. O. Box 660789
                               Dallas, Texas 75202

                                 Terry D. Dennis
                                    President
                             CSW Development-I, Inc.
                          1616 Woodall Rodgers Freeway
                                P. O. Box 660164
                               Dallas, Texas 75202

                                 Terry D. Dennis
                                    President
                                CSW Orange, Inc.
                          1616 Woodall Rodgers Freeway
                                P. O. Box 660164
                               Dallas, Texas 75202





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                                Michael T. Moran
           Chief Executive Officer of Orange Cogeneration G.P., Inc.,
                             the general partner of
                     Orange Cogeneration Limited Partnership
                          1616 Woodall Rodgers Freeway
                                P. O. Box 660164
                               Dallas, Texas 75202

                                Michael T. Moran
                             Chief Executive Officer
                         Orange Cogeneration G.P., Inc.
                          1616 Woodall Rodgers Freeway
                                P. O. Box 660164
                               Dallas, Texas 75202

                                Michael T. Moran
                             Chief Executive Officer
                         Orange Cogeneraiton GP II, Inc.
                          1616 Woodall Rodgers Freeway
                                P. O. Box 660164
                               Dallas, Texas 75202

                                 Terry D. Dennis
                                    President
                               CSW Orange II, Inc.
                          1616 Woodall Rodgers Freeway
                                P. O. Box 660164
                               Dallas, Texas 75202

                                 Joris M. Hogan
                         Milbank, Tweed, Hadley & McCloy
                            One Chase Manhattan Plaza
                            New York, New York 10005

                  (Names and addresses of agents for services)
          ------------------------------------------------------------
                    Respectfully request that copies be sent to:

                                  Edwin F. Feo
                         Milbank, Tweed, Hadley & McCloy
                            601 South Figueroa Street
                          Los Angeles, California 90017






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         Central and South West Corporation, a Delaware corporation ("CSW") and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "Act"), CSW Energy, Inc., a Texas corporation and a wholly-owned subsidiary of CSW ("Energy"), CSW Development-I, Inc., a Delaware corporation and a wholly-owned subsidiary of Energy ("Energy Sub"), Orange Cogeneration GP II, Inc., a Delaware corporation and a subsidiary of Energy Sub ("Orange GP Sub"), CSW Orange II, Inc., a Delaware corporation and a wholly-owned subsidiary of Energy Sub ("Orange LP Sub"), Orange Cogeneration G.P., Inc., a Delaware corporation and a wholly-owned subsidiary of Orange GP Sub ("JV Sub"), CSW Orange, Inc., a Delaware corporation and a wholly-owned subsidiary of Orange LP Sub ("CSWO"), Orange Cogeneration Limited Partnership, a Delaware limited partnership and a subsidiary of JV Sub and CSWO (the "Project Venture" and collectively with CSW, Energy, Energy Sub, Orange GP Sub, Orange LP Sub, JV Sub and CSWO, the "Applicants"), hereby file this Amendment No. 16 (post-effective) to the Application-Declaration in File No. 70-8133 (the "Application-Declaration") to amend the Application-Declaration as follows. In all other respects, the Application-Declaration as previously filed and amended will remain the same.


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Item 2.  Fees, Commissions and Expenses.

         There will be no other fees and expenses incurred in connection with post-effective amendment nos. 14, 15 and 16.

Item 6.  Exhibits and Financial Statements.

                  Item 6 is hereby amended to file the following exhibits:

Amended
Exhibit 1 -       Proposed Notice of Proceeding.

Amended
Exhibit 3 - Preliminary Opinion of Milbank, Tweed, Hadley McCloy, counsel for CSW, Energy, Energy Sub, Orange LP Sub, Orange LP Sub, JV Sub, CSWO, the Project Venture and OCLP Sub.

Amended
Exhibit 4 - Final or "past-tense" Opinion of Milbank, Tweed, Hadley & McCloy, counsel for CSW, Energy, Energy Sub, Orange GP Sub, Orange LP Sub, JV Sub, CSWO, the Project Venture and OCLP Sub (to be filed with Certificate of Notification).

Amended
Exhibit 5C- Financial Statements per books and pro forma as of September 30, 1996 for CSW and Energy - Orange Securities Option.





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                                S I G N A T U R E


         Pursuant to the requirements of the Public Utility Holding Company of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
Dated:   December 11, 1996

                       CENTRAL AND SOUTH WEST CORPORATION

                       By:/s/WENDY G. HARGUS
                          Wendy G. Hargus
                          Treasurer





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                                S I G N A T U R E


         Pursuant to the requirements of the Public Utility Holding Company of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
Dated:   December 11, 1996

                                   CSW ENERGY, INC.

                                   By:/s/TERRY D. DENNIS
                                      Terry D. Dennis, President and
                                      Chief Executive Officer





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                                S I G N A T U R E


         Pursuant to the requirements of the Public Utility Holding Company of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
Dated:   December 11, 1996

                                   CSW DEVELOPMENT-I, INC.

                                   By:/s/TERRY D. DENNIS
                                      Terry D. Dennis, President and
                                      Chief Executive Officer





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                                S I G N A T U R E


         Pursuant to the requirements of the Public Utility Holding Company of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
Dated:   December 11, 1996

                         ORANGE COGENERATION GP II, INC.

                         By:/s/MICHAEL T. MORAN
                             Michael T. Moran, Chief
                            Executive Officer






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                                S I G N A T U R E


         Pursuant to the requirements of the Public Utility Holding Company of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
Dated:   December 11, 1996

                                            CSW ORANGE II, INC.

                                             By:/s/TERRY D. DENNIS
                                               Terry D. Dennis, President





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                                S I G N A T U R E


         Pursuant to the requirements of the Public Utility Holding Company of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
Dated:   December 11, 1996

                     ORANGE COGENERATION LIMITED PARTNERSHIP
                       By: ORANGE COGENERATION G.P., INC.,
                                            its general partner

                                        By: /s/MICHAEL T. MORAN
                                            Michael T. Moran, Chief
                                            Executive Officer





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                                S I G N A T U R E


         Pursuant to the requirements of the Public Utility Holding Company of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
Dated:   December 11, 1996

                                            CSW ORANGE, INC.

                                            By:/s/TERRY D. DENNIS
                                               Terry D. Dennis, President






                                S I G N A T U R E


         Pursuant to the requirements of the Public Utility Holding Company of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
Dated:   December 11, 1996

                         ORANGE COGENERATION G.P., INC.

                         By:/s/MICHAEL T. MORAN
                            Michael T. Moran, Chief Executive Officer






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                                INDEX OF EXHIBITS

EXHIBIT                                                         TRANSMISSION
NUMBER                              EXHIBITS                       METHOD

   1                       Proposed Notice of Proceeding     (Previously filed)

   3                       Preliminary Opinion of Milbank,       Electronic
                           Tweed, Hadley & McCloy, counsel
                           for CSW, Energy, Energy Sub,
                           Orange GP Sub, Orange LP Sub, JV
                           Sub, CSWO, the Project Venture
                           and OCLP Sub

   4                       Final "past-tense" Opinion of             ---
                           Milbank, Tweed, Hadley & McCloy,
                           counsel for CSW, Energy, Energy Sub,
                           Orange GP Sub, Orange LP Sub, JV
                           Sub, CSWO, the Project Venture
                           and OCLP Sub (to be filed with the
                           Certificate of Notification).

   5C                      Financial Statements per books        Electronic
                           and pro forma as of September 30,
                           1996 for CSW and Energy - Orange
                           Securities Option.




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